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                                                                    EXHIBIT 99.3

                       THE BON-TON DEPARTMENT STORES, INC.
                            OFFER FOR ALL OUTSTANDING
                          10 1/4% SENIOR NOTES DUE 2014
                                 IN EXCHANGE FOR
                          10 1/4% SENIOR NOTES DUE 2014
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED
                PURSUANT TO THE PROSPECTUS DATED __________, 2006

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2006, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Securities Dealers, Brokers, Commercial Banks, Trust Companies and Other
Nominees:

          The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the "Company"), is offering to exchange an aggregate principal amount of up to $510,000,000 of its 10 1/4% Senior Notes due 2014, referred to as the Exchange Notes, for a like principal amount of its 10 1/4% Senior Notes due 2014, referred to as the Original Notes, upon the terms and subject to the conditions set forth in the Prospectus dated __________, 2006 and in the related Letter of Transmittal and the instructions thereto.

          Enclosed herewith are copies of the following documents:

          1. The Prospectus;

          2. The Letter of Transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer with respect to Original Notes in certificated form or Original Notes accepted for clearance through the facilities of the Depository Trust Company, or DTC, if (i) certificates for Original Notes are not immediately available or all required documents are unlikely to reach the Exchange Agent on or prior to the Expiration Date or (ii) a book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose account you hold the Original Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Exchange Offer.

          PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2006, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

          The Company has not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the Original Notes pursuant to the Exchange Offer. You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and


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for handling or tendering for your clients.

          Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

                                        Very truly yours,


                                        ----------------------------------------
                                        THE BON-TON DEPARTMENT STORES, INC.

Enclosures

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THOSE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

          THE EXCHANGE OFFER IS NOT BEING MADE TO, AND THE TENDER OF ORIGINAL NOTES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.


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